CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Nastech Pharmaceutical Company Inc

We consent to the use of our report dated February 28, 2000, incorporated herein by reference and in the prospectus.


                                        /s/ KPMG LLP

Melville, New York
November 6, 2000